Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2018
FINANCIAL RESULTS

GAAP Diluted EPS of $1.50; Adjusted Diluted EPS of $3.49 Reflects Growth of 36%

Total Revenues of $500 Million, an Increase of 27%

Xyrem Product Sales Increased 19% to $356 Million; Raising 2018 Xyrem Sales Guidance to a Range of $1.35 to $1.38 Billion

Hematology/Oncology Product Sales were $127 Million

Significant Regulatory Progress with CHMP Positive Opinion for Vyxeos in the Treatment of High-Risk AML and U.S. FDA Acceptance with Priority Review of sNDA for Xyrem in the Treatment of Pediatric Narcolepsy

Collaboration with MD Anderson Cancer Center to Evaluate Potential Treatment Options for Hematologic Malignancies

Approval Granted by the U.S. Centers for Medicare and Medicaid Services for a New Technology Add-on Payment for Vyxeos for the Treatment of Adults with Newly Diagnosed t-AML or AML-MRC

DUBLIN, August 7, 2018 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the second quarter of 2018 and updated financial guidance for 2018.
“We had another highly productive quarter, including strong commercial performance, achievement of significant regulatory and R&D milestones, and further strengthening of our balance sheet,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals.  “We head into the second half of 2018 focused on supporting our sales momentum, progressing our pre-clinical and clinical pipeline, deploying our resources to expand the business through R&D and corporate development activities, and preparing for multiple near-term regulatory milestones, including three potential marketing approvals.”
GAAP net income for the second quarter of 2018 was $92.3 million, or $1.50 per diluted share, compared to $105.6 million, or $1.72 per diluted share, for the second quarter of 2017. GAAP net income for the second quarter of 2018 included an impairment charge of $42.9 million resulting from the company’s decision to sell its rights related to Prialt.
Adjusted net income for the second quarter of 2018 was $214.6 million, or $3.49 per diluted share, compared to $157.4 million, or $2.56 per diluted share, for the second quarter of 2017. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Financial Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands, except per share amounts and percentages)	2018	2017	Change	2018	2017	Change
Total revenues	$500,479	$394,386	27%	$945,092	$770,439	23%
GAAP net income	$92,321	$105,604	(13)%	$138,312	$192,115	(28)%
Adjusted net income	$214,636	$157,354	36%	$397,007	$298,576	33%
GAAP EPS	$1.50	$1.72	(13)%	$2.26	$3.13	(28)%
Adjusted EPS	$3.49	$2.56	36%	$6.48	$4.87	33%

Total Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Xyrem® (sodium oxybate) oral solution	$356,008	$298,026	$672,785	$570,352
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	58,713	49,024	109,340	100,412
Defitelio® (defibrotide sodium) / defibrotide	40,498	30,238	75,559	66,138
Vyxeos® (daunorubicin and cytarabine) liposome for injection	27,951	—	54,179	—
Prialt® (ziconotide) intrathecal infusion	8,921	5,656	15,047	13,373
Other	4,004	6,711	10,032	13,058
Product sales, net	496,095	389,655	936,942	763,333
Royalties and contract revenues	4,384	4,731	8,150	7,106
Total revenues	$500,479	$394,386	$945,092	$770,439
Total revenues increased 27% in the second quarter of 2018 compared to the same period in 2017 due to the contribution of strong sales from Xyrem, Erwinaze/Erwinase, Defitelio and the addition of Vyxeos following the launch in August 2017.
Xyrem net product sales increased 19% in the second quarter of 2018 compared to the same period in 2017.
Erwinaze/Erwinase net product sales increased 20% in the second quarter of 2018 compared to the same period in 2017. The company experienced supply disruptions during both periods and fluctuations in quarterly results reflect, in part, the timing of supply availability. The company expects continued supply challenges from time to time for the remainder of 2018.
Defitelio/defibrotide net product sales increased 34% in the second quarter of 2018 compared to the same period in 2017. The company continues to expect inter-quarter variability in Defitelio net sales given that veno-occlusive disease is an ultra-rare disease.
Vyxeos net product sales were $28.0 million in the second quarter of 2018.

Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2018	2017	2018	2017
GAAP:
Cost of product sales	$34,714	$28,672	$68,633	$53,737
Gross margin	93.0%	92.6%	92.7%	93.0%
Selling, general and administrative	$158,579	$132,328	$365,792	$276,583
% of total revenues	31.7%	33.6%	38.7%	35.9%
Research and development	$56,132	$40,157	$118,799	$85,085
% of total revenues	11.2%	10.2%	12.6%	11.0%
Impairment charges	$42,896	$—	$42,896	$—

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2018	2017	2018	2017
Non-GAAP adjusted:
Cost of product sales	$32,911	$27,145	$65,136	$50,964
Gross margin	93.4%	93.0%	93.0%	93.3%
Selling, general and administrative	$137,706	$111,454	$269,685	$229,904
% of total revenues	27.5%	28.3%	28.5%	29.8%
Research and development	$51,423	$35,298	$98,715	$76,084
% of total revenues	10.3%	9.0%	10.4%	9.9%
Operating expenses changed over the prior year period primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in the second quarter of 2018 compared to the same period in 2017 on a GAAP and on a non-GAAP adjusted basis due to higher expenses resulting from the expansion of the company’s business, including pre-launch activities for the potential approvals of Vyxeos in the EU and solriamfetol in the U.S.

•
Research and development (R&D) expenses increased in the second quarter of 2018 compared to the same period in 2017 on a GAAP and on a non-GAAP adjusted basis due to an increase in expenses related to the company's pre-clinical and clinical development programs, regulatory activities and support of partner programs.

Cash Flow and Balance Sheet
As of June 30, 2018, cash, cash equivalents and investments were $815.1 million and the outstanding principal balance of the company’s long-term debt was $1.8 billion. During the six months ended June 30, 2018, the company generated $354.0 million of cash from operations, purchased a priority review voucher for $110.0 million and used $55.6 million to repurchase approximately 373,000 ordinary shares under the company's share repurchase program at an average cost of $149.16 per ordinary share.
In June 2018, the company refinanced its senior credit facilities to increase the borrowing capacity available under the revolving credit facility to $1.60 billion from $1.25 billion and to extend the maturity profile of the facilities to June 2023 from July 2021.

Recent Developments
At the Associated Professional Sleep Societies meeting in June 2018, the company presented long-term safety and efficacy results from its global multi-center studies evaluating Xyrem for the treatment of cataplexy in pediatric patients with narcolepsy and solriamfetol in adult patients with excessive sleepiness associated with obstructive sleep apnea and with narcolepsy.
In June 2018, the U.S. Food and Drug Administration (FDA) accepted for priority review the company's supplemental new drug application (sNDA) seeking revised labeling for Xyrem to include an indication to treat cataplexy and excessive daytime sleepiness in pediatric narcolepsy patients. The Prescription Drug User Fee Act goal date for an FDA decision is October 27, 2018.
In June 2018, the European Medicines Agency's Committee for Medicinal Products for Human Use (CHMP) issued a positive opinion recommending marketing authorization of Vyxeos for the treatment of adults with newly diagnosed t-AML or AML-MRC.
In July 2018, the company announced that data from the pivotal Phase 3 study of Vyxeos compared to standard of care cytarabine and daunorubicin (7+3) was published online in the Journal of Clinical Oncology.
In August 2018, the company announced that the United States Centers for Medicare and Medicaid Services granted approval for a New Technology Add-on Payment for Vyxeos for the treatment of adults with newly diagnosed, therapy-related acute myeloid leukemia (t-AML) or AML with myelodysplasia-related changes (AML-MRC).
In August 2018, the company and The University of Texas MD Anderson Cancer Center announced a five-year collaboration to evaluate potential treatment options for hematologic malignancies, with a near-term focus on Vyxeos.

2018 Financial Guidance
Jazz Pharmaceuticals is updating its full year 2018 financial guidance as follows (in millions, except per share amounts and percentages):

Revenues	$1,880-$1,930
Total net product sales	$1,865-$1,910
-Xyrem net sales*	$1,350-$1,380
-Erwinaze/Erwinase net sales	$190-$220
-Defitelio/defibrotide net sales	$145-$165
-Vyxeos net sales*	$115-$135
GAAP gross margin %	93%
Non-GAAP adjusted gross margin %[1,5]	93%
GAAP SG&A expenses*	$655-$694
Non-GAAP adjusted SG&A expenses[2,5]	$525-$555
GAAP R&D expenses	$232-$255
Non-GAAP adjusted R&D expenses[3,5]	$205-$225
GAAP effective tax rate*	22%-25%
Non-GAAP adjusted effective tax rate[4,5]	17%-19%
GAAP net income per diluted share*	$5.70-$6.90
Non-GAAP adjusted net income per diluted share[5]	$12.75-$13.25
____________________________

*	Updated August 7, 2018.

1.	Excludes $6-$9 million of share-based compensation expense from estimated GAAP gross margin.

2.	Excludes $73-$82 million of share-based compensation expense and $57 million of estimated loss contingency from estimated GAAP SG&A expenses.

3.	Excludes $16-$19 million of share-based compensation expense and $11 million of milestone payments from estimated GAAP R&D expenses.

4.	Excludes the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income.

5.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2018 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss its 2018 second quarter results. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 4989706.
A replay of the conference call will be available through August 14, 2018 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 4989706. An archived version of the webcast will be available for at least one week in the Investors section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Defitelio® (defibrotide sodium) and Vyxeos® (daunorubicin and cytarabine) liposome for injection in the U.S. and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For country-specific product information, please visit www.jazzpharmaceuticals.com/products.  For more information, please visit www.jazzpharmaceuticals.com and follow us on Twitter at @JazzPharma.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments. In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP selling, general and administrative expenses and non-GAAP research and development expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including 2018 financial guidance, the company’s expectations for supporting its sales momentum, progressing its pre-clinical and clinical pipeline, deploying resources to expand its business through R&D and corporate development activities, and preparing for multiple near-term regulatory milestones, the company’s expectations for future Erwinaze supply challenges and inter-quarter variability in Defitelio net sales, and other statements that are not historical facts.  These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem; effectively commercializing the company’s other products and product candidates; the time-consuming and uncertain regulatory approval process, including the risk that the company’s regulatory submissions, including the solriamfetol new drug application, the Xyrem sNDA and the marketing authorization application for Vyxeos in the European Union, may not be approved by applicable regulatory authorities in a timely manner or at all; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions, including the risk that the company may not ultimately reach a final settlement with the U.S. Department of Justice to resolve an investigation relating to the company’s support of 501(c)(3) organizations that provide financial assistance to Medicare patients; obtaining and maintaining appropriate pricing and reimbursement for the company’s products; pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in initiating or completing clinical trials; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses; the ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and future filings and reports by the company, including the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.  Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.  The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise.  The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Product sales, net	$496,095	$389,655	$936,942	$763,333
Royalties and contract revenues	4,384	4,731	8,150	7,106
Total revenues	500,479	394,386	945,092	770,439
Operating expenses:
Cost of product sales (excluding amortization of intangible assets)	34,714	28,672	68,633	53,737
Selling, general and administrative	158,579	132,328	365,792	276,583
Research and development	56,132	40,157	118,799	85,085
Intangible asset amortization	54,959	26,186	107,966	51,851
Impairment charges	42,896	—	42,896	—
Acquired in-process research and development	—	2,000	—	2,000
Total operating expenses	347,280	229,343	704,086	469,256
Income from operations	153,199	165,043	241,006	301,183
Interest expense, net	(19,646)	(18,294)	(40,251)	(37,138)
Foreign exchange loss	(2,697)	(5,427)	(4,425)	(6,891)
Loss on extinguishment and modification of debt	(1,425)	—	(1,425)	—
Income before income tax provision and equity in loss of investees	129,431	141,322	194,905	257,154
Income tax provision	36,524	35,515	55,670	64,675
Equity in loss of investees	586	203	923	364
Net income	$92,321	$105,604	$138,312	$192,115

Net income per ordinary share:
Basic	$1.53	$1.76	$2.30	$3.20
Diluted	$1.50	$1.72	$2.26	$3.13
Weighted-average ordinary shares used in per share calculations - basic	60,177	60,100	60,053	59,991
Weighted-average ordinary shares used in per share calculations - diluted	61,438	61,463	61,309	61,321

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$485,081	$386,035
Investments	330,000	215,000
Accounts receivable, net of allowances	278,441	224,129
Inventories	46,156	43,245
Prepaid expenses	33,586	23,182
Other current assets	55,634	76,686
Assets held for sale	78,033	—
Total current assets	1,306,931	968,277
Property, plant and equipment, net	188,086	170,080
Intangible assets, net	2,842,277	2,979,127
Goodwill	936,493	947,537
Deferred tax assets, net	40,997	34,559
Deferred financing costs	10,779	7,673
Other non-current assets	23,404	16,419
Total assets	$5,348,967	$5,123,672
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,379	$24,368
Accrued liabilities	258,794	198,779
Current portion of long-term debt	33,387	40,605
Income taxes payable	17,934	21,577
Deferred revenue	6,456	8,618
Total current liabilities	347,950	293,947
Deferred revenue, non-current	12,288	16,115
Long-term debt, less current portion	1,558,314	1,540,433
Deferred tax liabilities, net	354,932	383,472
Other non-current liabilities	205,731	176,608
Total shareholders’ equity	2,869,752	2,713,097
Total liabilities and shareholders’ equity	$5,348,967	$5,123,672

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Net cash provided by operating activities	$353,983	$299,631
Net cash used in investing activities	(237,383)	(33,725)
Net cash used in financing activities	(18,702)	(396,155)
Effect of exchange rates on cash and cash equivalents	1,148	3,499
Net increase (decrease) in cash and cash equivalents	$99,046	$(126,750)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP reported net income	$92,321	$105,604	$138,312	$192,115
Intangible asset amortization	54,959	26,186	107,966	51,851
Share-based compensation expense	26,312	27,260	50,615	52,453
Estimated loss contingency	—	—	57,000	—
Impairment charges and disposal costs	43,969	—	43,969	—
Upfront and milestone payments	—	—	11,000	—
Expenses related to certain legal proceedings	—	—	—	6,000
Non-cash interest expense	10,887	5,764	21,504	11,379
Income tax effect	(13,812)	(7,460)	(33,359)	(15,222)
Non-GAAP adjusted net income	$214,636	$157,354	$397,007	$298,576

GAAP reported net income per diluted share	$1.50	$1.72	$2.26	$3.13
Non-GAAP adjusted net income per diluted share	$3.49	$2.56	$6.48	$4.87
Weighted-average ordinary shares used in diluted per share calculations	61,438	61,463	61,309	61,321

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	June 30, 2018				June 30, 2017
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$500,479	$—		$500,479	$394,386	$—		$394,386
Cost of product sales (excluding amortization of intangible assets)	34,714	(1,803)	(a)	32,911	28,672	(1,527)	(a)	27,145
Selling, general and administrative	158,579	(20,873)	(b)	137,706	132,328	(20,874)	(b)	111,454
Research and development	56,132	(4,709)	(c)	51,423	40,157	(4,859)	(c)	35,298
Intangible asset amortization	54,959	(54,959)		—	26,186	(26,186)		—
Impairment charges	42,896	(42,896)		—	—	—		—
Acquired in-process research and development	—	—		—	2,000	—		2,000
Interest expense, net	19,646	(10,887)	(d)	8,759	18,294	(5,764)	(d)	12,530
Foreign exchange loss	2,697	—		2,697	5,427	—		5,427
Loss on extinguishment and modification of debt	1,425	—		1,425	—	—		—
Income before income tax provision and equity in loss of investees	129,431	136,127	(e)	265,558	141,322	59,210	(e)	200,532
Income tax provision	36,524	13,812	(f)	50,336	35,515	7,460	(f)	42,975
Effective tax rate (g)	28.2%			19.0%	25.1%			21.4%
Equity in loss of investees	586	—		586	203	—		203
Net income	$92,321	$122,315	(h)	$214,636	$105,604	$51,750	(h)	$157,354
Net income per diluted share	$1.50			$3.49	$1.72			$2.56

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Six Months Ended
	June 30, 2018				June 30, 2017
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$945,092	$—		$945,092	$770,439	$—		$770,439
Cost of product sales (excluding amortization of intangible assets)	68,633	(3,497)	(i)	65,136	53,737	(2,773)	(i)	50,964
Selling, general and administrative	365,792	(96,107)	(j)	269,685	276,583	(46,679)	(j)	229,904
Research and development	118,799	(20,084)	(k)	98,715	85,085	(9,001)	(k)	76,084
Intangible asset amortization	107,966	(107,966)		—	51,851	(51,851)		—
Impairment charges	42,896	(42,896)		—	—	—		—
Acquired in-process research and development	—	—		—	2,000	—		2,000
Interest expense, net	40,251	(21,504)	(d)	18,747	37,138	(11,379)	(d)	25,759
Foreign exchange loss	4,425	—		4,425	6,891	—		6,891
Loss on extinguishment and modification of debt	1,425	—		1,425	—	—		—
Income before income tax provision and equity in loss of investees	194,905	292,054	(l)	486,959	257,154	121,683	(l)	378,837
Income tax provision (benefit)	55,670	33,359	(f)	89,029	64,675	15,222	(f)	79,897
Effective tax rate (g)	28.6%			18.3%	25.2%			21.1%
Equity in loss of investees	923	—		923	364	—		364
Net income	$138,312	$258,695	(m)	$397,007	$192,115	$106,461	(m)	$298,576
Net income per diluted share	$2.26			$6.48	$3.13			$4.87
_____________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)	Share-based compensation expense of $1,803 and $1,527 for the three months ended June 30, 2018 and 2017, respectively.

(b)	Share-based compensation expense of $19,800 and $20,874 and disposal costs of $1,073 and $0 for the three months ended June 30, 2018 and 2017, respectively.

(c)	Share-based compensation expense of $4,709 and $4,859 for the three months ended June 30, 2018 and 2017, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three-month period.

(e)	Sum of adjustments (a) through (d) plus the adjustment for intangible asset amortization and impairment charges, as applicable, for the respective three-month period.

(f)	Income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income for the respective three-and six-month periods.

(g)	Income tax provision divided by income before income tax provision and equity in loss of investees for the respective three- and six-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Share-based compensation expense of $3,497 and $2,773 for the six months ended June 30, 2018 and 2017, respectively.

(j)
Estimated loss contingency of $57,000 and $0, share-based compensation expense of $38,034 and $40,679, disposal costs of $1,073 and $0 and expenses related to certain legal proceedings of $0 and $6,000 for the six months ended June 30, 2018 and 2017, respectively.

(k)	Upfront and milestone payments of $11,000 and $0 and share-based compensation expense of $9,084 and $9,001 for the six months ended June 30, 2018 and 2017, respectively.

(l)	Sum of adjustments (i), (j), (k) and (d) plus the adjustment for intangible asset amortization and impairment charges, as applicable, for the respective six-month period.

(m)	Net of adjustments (l) and (f) for the respective six-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2018 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income*	$355 - $420
Intangible asset amortization	200 - 220
Share-based compensation expense*	95 - 110
Estimated loss contingency	57
Impairment charges and disposal costs*	44
Milestone payments	11
Non-cash interest expense	40 - 50
Income tax effect of adjustments*	(50) - (65)
Non-GAAP adjusted net income	$780 - $815

GAAP net income per diluted share*	$5.70-$6.90
Non-GAAP adjusted net income per diluted share	$12.75-$13.25

Weighted-average ordinary shares used in per share calculations*	62
_____________________________
* Updated August 7, 2018.

Contacts:

Investors:
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7887
U.S., +1 650 496 2717

Media:
Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 697 2141
U.S., +1 215 867 4910